UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: December 2, 2020
(Date of earliest event reported)

Chegg, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36180	20-3237489
(Commission File Number)	(IRS Employer Identification No.)

3990 Freedom Circle
Santa Clara,	California	95054
(Address of Principal Executive Offices)		(Zip Code)
(408) 855-5700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CHGG	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)
On December 2, 2020, the Board of Directors (the “Board”) of Chegg, Inc. (the “Company”), on the recommendation of the Nominating and Corporate Governance Committee of the Board (the "Nominating Committee"), appointed Sarah Bond, effective immediately, to serve as a Class III director to hold office for a term expiring at the Company's 2022 annual meeting of stockholders, which is the next stockholder meeting at which Class III directors will be elected. The Board, upon the recommendation of the Nominating Committee, also appointed Ms. Bond to serve on the Compensation Committee of the Board (the "Compensation Committee"). In connection with Ms. Bond’s appointment, the Board approved an increase in the authorized number of members of the Board from eight (8) to nine (9).

In connection with her service as a director, Ms. Bond will receive the Company’s standard non-employee director cash and equity compensation. She will receive a $40,000 annual retainer for her service as a director and a $10,000 retainer for her service on the Compensation Committee, each of which will be pro-rated for the remainder of the calendar year 2020. She will also be granted, on December 12, 2020, a restricted stock unit award with a fair value of approximately $200,000 to purchase shares, the amount of which to be determined on the date of grant, of Chegg’s common stock (the “RSU”). The RSU will vest quarterly over three years for so long as Ms. Bond serves as a Chegg director. The RSU is subject to the terms and conditions of Chegg’s 2013 Equity Incentive Plan ("Plan") and its related agreements. Ms. Bond will be eligible for stock option grants and restricted stock unit awards under the Plan. There is no understanding or arrangement between Ms. Bond and any other person pursuant to which she was appointed as a director. There is no family relationship between Ms. Bond and any director or officer of the Company, and except as stated herein, Ms. Bond does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In addition, Ms. Bond has entered into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on October 1, 2013.

On December 2, 2020, the Company issued a press release announcing the appointment of Ms. Bond to the Board. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press release issued by Chegg, Inc., dated December 2, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHEGG, INC.

By: /s/ Andrew Brown
Andrew Brown
Chief Financial Officer
Date: December 2, 2020